Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

PLAYSTUDIOS, Inc.
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share (“Class A common stock”), reserved for issuance under the Registrant’s 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	6,660,684(2)	$3.55(3)	$23,645,428.20	$110.20 per $1,000,000	$2,605.73
Total Offering Amounts			6,660,684		$23,645,428.20		$2,605.73
Total Fees Offset(4)							$—
Net Fee Due							$2,605.73

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Class A common stock or Class B common stock of PLAYSTUDIOS, Inc. (the “Registrant,” “we,” “us” or “our”) that become issuable under the PLAYSTUDIOS, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any future share splits, share dividends, recapitalizations or any other similar transactions effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of Class A common stock or Class B common stock.
(2)Represents shares of Class A common stock that were added to the shares available for issuance under the 2021 Plan on January 1, 2023 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1st each calendar year, starting on January 1, 2022, by the lesser of (a) five percent (5.0%) of the total number of the Registrant’s capital stock outstanding as of last business day of the immediately preceding calendar year or (b) a smaller number determined by the Registrant’s board of directors.
(3)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low prices of a share of the Registrant’s Class A common stock on The Nasdaq Global Market on March 9, 2023.
(4)The Registrant does not have any fee offsets.